                                                                      EXHIBIT 21

                            PARENTS AND SUBSIDIARIES

   The Company and its subsidiaries* as of July 2, 1999 are as follows:

State (Country) of                             Percentage of Voting Securities
Name of Company                                   Incorporation       Owned
------------------                             -------------------- ----------
Kellwood Company..............................    Delaware            Parent
American Recreation Products, Inc.............    Delaware              100%
Kellwood Asia Limited.........................    Hong Kong             100%
Smart Shirts Limited..........................    Hong Kong             100%
South Asia Garment Limited....................    Hong Kong             100%
KWD Holdings, Inc.............................    Delaware              100%
Robert Scott & David Brooks Outlet Stores,
 Inc..........................................    Delaware              100%
Tri-W Corporation.............................    North Carolina        100%
Halmode Apparel, Inc..........................    Delaware              100%
Fritzi California, Inc........................    Delaware              100%
Koret, Inc....................................    Delaware              100%

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*  Some of the above subsidiaries also have subsidiaries which are not listed because, in the aggregate, they are not considered to be significant.

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